UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2008

PEREGRINE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 23, 2008, Peregrine Pharmaceuticals, Inc. (the “Company”) received a letter from The Nasdaq Stock Market notifying the Company that it has been provided an additional 180 calendar days, or until July 21, 2008, to regain compliance with the minimum bid price rule as set forth in Marketplace Rule 4310(c)(4).  The letter from The Nasdaq Stock Market stated that the Company has met all initial listing criteria for the Nasdaq Capital Market as set forth in Marketplace Rule 4310(c)(4), except for the minimum bid price, and therefore, the Company has been provided an additional 180 calendar days, or until July 21, 2008, to regain compliance.  To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of ten (10) consecutive business days.  This notification has no effect on the current Nasdaq listing or trading of the Company's common stock.

 On January 23, 2008, the Company issued a press release announcing its receipt of the letter. A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01                       Financial Statements and Exhibits.

(d)            Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number

99.1            Press Release issued January 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: January 24, 2008	By:	/s/ Paul J. Lytle
Paul J. Lytle Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number                                 Description

99.1                       Press Release issued January 23, 2008